Exhibit 99.2

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters - here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be received ADD 2 by 11:00 p.m., Central Time, on June 14, 2020. ADD 3 ADD 4 ADD 5 Online MMMMMMMMM ADD 6 GoIf noto www.envisionelectronic voting,reports. com/FSB or delete QR code and control # scanÄ≈ the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/FSB 2020 Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals - The Board of Directors recommend a vote FOR Proposals 1 and 2. For Against Abstain For Against Abstain 1. Merger Proposal. To consider and vote on a proposal to approve 2. Compensation Proposal. To consider and vote on a proposal to the Agreement and Plan of Merger, dated January 21, 2020, as approve, on a non-binding, advisory basis, the compensation to it may be amended from time to time, by and among FB be paid to FSB’s named executive officers that is based on or Financial Corporation (“FB Financial”), Paisley Acquisition otherwise related to the merger. Corporation, a wholly-owned subsidiary of FB Financial, and Franklin Financial Network, Inc. (“FSB”), and the transactions contemplated thereby. 3. Adjournment Proposal. To consider and vote on a proposal to approve the adjournment of the FSB special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the merger proposal. B Authorized Signatures - This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1UPX 462033 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 039G6B

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FSB q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Franklin Financial Network, Inc. + Notice of 2020 Special Meeting of Shareholders Proxy Solicited by Board of Directors for Special Meeting - June 15, 2020 J. Myers Jones, III, Christopher J. Black, Mandy M. Garland or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Franklin Financial Network, Inc. to be held on June 15, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. +